Exhibit 5.3

Blake, Cassels & Graydon LLP Barristers & Solicitors Patent & Trade-mark Agents 855 - 2nd Street S.W. Suite 3500, Bankers Hall East Tower Calgary AB T2P 4J8 Canada Tel: 403-260-9600 Fax: 403-260-9700

October 10, 2017

Cenovus Energy Inc.

2600, 500 Centre Street S.E.

Calgary, Alberta, Canada

T2G 1A6

Re: Cenovus Energy Inc. (the “Corporation”)

Dear Ladies and Gentlemen:

Reference is made to the short form base shelf prospectus (the “Prospectus”) forming part of the Registration Statement on Form F-10 filed by the Corporation with the U.S. Securities and Exchange Commission.

We hereby consent to the references to our firm name in the Prospectus under the headings “Enforceability of Civil Liabilities” and “Legal Matters” and to the reference to our advice under the heading “Enforceability of Civil Liabilities.” In giving such consent, we do not acknowledge that we come within the category of persons whose consent is required by the U.S. Securities Act of 1933, as amended, or the rules and regulations thereunder.

Yours very truly,

/s/ Blake, Cassels & Graydon LLP

Blake, Cassels & Graydon LLP